                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Under Rule 14a-12

                      ALLIED HEALTHCARE INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         (1)  Title of each class of securities to which transaction applies:

              ---------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------
         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              --------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

              --------------------------------------------------------------
         (5)  Total fee paid:
                              ----------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:
                                      ---------------------------------------
         (2)  Form, Schedule or Registration Statement No.:
                                                            -----------------
         (3)  Filing Party:
                            -------------------------------------------------
         (4)  Date Filed:
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                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 10:00 A.M. ON MAY 10, 2005

                     --------------------------------------

          To the Shareholders of Allied Healthcare International Inc.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Allied Healthcare International Inc. will be held at the offices of Brown
Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York,
New York 10022, on Tuesday, May 10, 2005, at 10:00 a.m., New York time, to consider and act upon the following matters:

                  I. To elect seven directors to our board of directors.

                  II. To ratify the appointment of Deloitte & Touche LLP as
independent auditors for our company for our fiscal year ending September 30,
2005.

                  III. To transact such other business as may properly come
before the Annual Meeting and any and all adjournments and postponements thereof.

                  We describe these items of business more fully in the attached
Proxy Statement. Only shareholders of record at the close of business on April
18, 2005 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                  A copy of our Annual Report for our fiscal year ended
September 30, 2004 is enclosed with this Notice of Annual Meeting and the attached Proxy Statement. The Annual Report is not part of our proxy solicitation materials.

                  All shareholders are cordially invited to attend the Annual
Meeting. Whether or not you expect to attend the Annual Meeting, please vote.
You may vote your shares by completing and returning the enclosed proxy card.
Your proxy is being solicited by the board of directors.

                                       By Order of the Board of Directors

                                       LESLIE J. LEVINSON
                                       Secretary
New York, New York
April 19, 2005

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     --------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 10:00 A.M. ON MAY 10, 2005

                     --------------------------------------

                               THE ANNUAL MEETING

                  We are furnishing this Proxy Statement to the shareholders of
Allied Healthcare International Inc. as part of the solicitation of proxies by the board of directors for use at the Annual Meeting. The Notice of Annual
Meeting, this Proxy Statement, the accompanying proxy cards and the accompanying
Annual Report for our fiscal year ended September 30, 2004 are first being mailed to shareholders on or about April 20, 2005.

DATE, TIME AND PLACE

                  We will hold the Annual Meeting of shareholders on Tuesday,
May 10, 2005, at 10:00 a.m. local time, at the offices of Brown Raysman
Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York
10022.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

                  At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

                  I. To elect seven directors to our board of directors.

                  II. To ratify the appointment of Deloitte & Touche LLP as
independent auditors for our company for our fiscal year ending September 30,
2005.

                  III. To transact such other business as may properly come
before the Annual Meeting and any and all adjournments and postponements thereof.

WHO CAN VOTE

                  You are entitled to vote if you were a holder of record of the common stock of our company as of the close of business on April 18, 2005, which we refer to as the "Record Date." Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

                  All holders of common stock as of the Record Date will be
entitled to vote for the election of seven directors to be elected at the Annual
Meeting and upon the ratification of our independent auditors.

                  A list of the shareholders of record of the common stock of our company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at the offices of Brown Raysman Millstein Felder & Steiner

LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 for a period of at least ten days before the Annual Meeting.

SHARES OUTSTANDING AND ENTITLED TO VOTE; QUORUM

                  As of the Record Date, there were 44,829,772 shares of common stock outstanding (excluding shares held in treasury). Each share of common stock is entitled to one vote.

                  The presence, in person or by proxy, of the holders of a
majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTE REQUIRED

                  If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if he or she receives a plurality of the votes cast at the Annual Meeting.

                  If a quorum is present, the ratification of Deloitte & Touche
LLP as our independent auditors for our fiscal year ending September 30, 2005 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

                  We have retained American Stock Transfer & Trust Company, the transfer agent for our common stock, to tabulate the votes at the Annual
Meeting.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

                  Shares of stock represented by properly executed proxies that reflect abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. "Broker non-votes"
are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares.
Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors.

VOTING BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

                  At the close of business on the Record Date, our company's directors, executive officers, principal shareholders and their affiliates owned and were entitled to vote an aggregate of 21,042,486 shares of common stock, which represented approximately 46.9% of the outstanding shares of common stock.
Each of our directors, executive officers, principal shareholders and their affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein and for the ratification of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2005.

HOW YOU CAN VOTE

                  You may vote by proxy or in person at the Annual Meeting. To vote by proxy, simply mark your proxy card "for," "against" or "abstain" with respect to the proposal, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxies which are received before the polls are closed at the Annual
Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

                  If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee.

                  If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a shareholder of our company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

                  There will be no voting by telephone or via the Internet.

VOTING OF PROXIES

                  Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence is indicated.

REVOCATION OF PROXY

                  If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

         o        sending to us, at 555 Madison Avenue, New York, New York 10022
                  (Attn.: Secretary), a written notice of revocation, dated
                  later than the proxy, prior to the Annual Meeting;

         o        signing another proxy card with a later date and returning it to us, at 555 Madison Avenue, New York, New York 10022 (Attn.:
                  Secretary), prior to the Annual Meeting; or

         o        attending the Annual Meeting in person and casting a ballot
                  (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

                  The following table sets forth the number of shares of common stock, and the percentage of outstanding shares of common stock, beneficially owned as of the Record Date by (1) each director of our company, (2) each Named
Executive Officer (as such term is defined in "Executive Compensation" below);
(3) all persons known by us to be the beneficial owner of more than 5% of our outstanding voting stock; and (4) all current directors and executive officers of our company as a group (8 persons). The information as to the number of shares of our common stock beneficially owned by the individuals and entities listed below is derived from reports filed with the Securities and Exchange
Commission by such persons and company records.

                                                        NUMBER OF                      PERCENTAGE OF
                                                        SHARES OF                  OUTSTANDING SHARES OF
                                                      COMMON STOCK                     COMMON STOCK
                                                      BENEFICIALLY                     BENEFICIALLY
NAME                                                      OWNED                          OWNED(1)

Timothy M. Aitken.................................    1,876,573(2)                          4.1%
Sarah L. Eames....................................      999,884(3)                          2.2%
Charles F. Murphy.................................      151,539(4)                           *
G. Richard Green..................................       87,854(5)                           *
David J. Macfarlane...............................       16,000(6)                           *
Wayne Palladino...................................        8,914(7)                           *
Jeffrey S. Peris..................................       11,666(8)                           *
Scott A. Shay.....................................   11,860,610(9)                         26.5%
Friedman, Billings, Ramsey Group, Inc. ...........    2,677,600(10)                         6.0%
Hyperion Partners II L.P. ........................   11,860,610(11)                        26.5%
Hyperion TW Fund L.P. ............................   11,860,610(12)                        26.5%
Hyperion TWH Fund LLC.............................   11,860,610(13)                        26.5%
Hyperion TWH Fund II LLC..........................   11,860,610(14)                        26.5%
Lewis S. Ranieri .................................   11,920,810(15)                        26.6%
Washington & Congress Capital Partners, L.P. .....    7,697,578(16)                        17.2%
All current executive officers and
directors as a group (8 persons)..................   15,013,040(17)                        32.2%

---------------------------------------------
*         Less than 1%.
(1)       As of the Record Date, there were 44,829,772 shares of common stock of our company outstanding. The percentage given for each shareholder assumes that such shareholder has exercised the options held by him that are exercisable within 60 days of the Record Date, but that no other shareholders have exercised the options held by them.

(2)       Consists of 672,007 shares of common stock held by Mr. Aitken, 98,566 shares of common stock held by Aitken (English) Company Limited, an affiliate of Mr. Aitken and 1,106,000 shares subject to options held by Mr. Aitken that are exercisable within 60 days of the Record Date.
          Does not include an additional 128,000 shares subject to options held by Mr. Aitken that are not exercisable within 60 days of the Record
          Date.

(3)       Consists of 473,218 shares of common stock held by Ms. Eames, 4,000 shares of common stock held jointly by Ms. Eames and her husband and
          522,666 shares subject to options held by Ms. Eames that are exercisable within 60 days of the Record Date. Does not include an additional 111,334 shares subject to options held by Ms. Eames that are not exercisable within 60 days of the Record Date.

(4)       Consists of 85,539 shares of common stock held by Mr. Murphy and
          66,000 shares subject to options held by Mr. Murphy that are exercisable within 60 days of the Record Date. Does not include an additional 60,000 shares subject to options held by Mr. Murphy that are not exercisable within 60 days of the Record Date.

(5)       Consists of 60,995 shares of common stock held by Mr. Green, 19,259 shares of common stock held by Orion Nominees Limited, an affiliate of
          Mr. Green, 5,000 shares subject to options held by Mr. Green that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership. Mr. Green shares voting and dispositive power over the shares of common stock held by Orion Nominees Limited. Does not include an additional 12,000 shares subject to options held by Mr.
          Green that are not exercisable within 60 days of the Record Date.

(6)       Consists of 16,000 shares subject to options held by Mr. Macfarlane that are exercisable within 60 days of the Record Date. Does not include an additional 14,000 shares subject to options held by Mr.
          Macfarlane that are not exercisable within 60 days of the Record Date.

(7)       Consists of 5,914 shares of common stock held by Mr. Palladino and
          3,000 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 18,000 shares subject to options held by Mr. Palladino that are not exercisable within 60 days of the Record Date.

(8)       Consists of 2,000 shares of common stock held by Mr. Peris and 9,666 shares subject to options held by Mr. Peris that are exercisable within 60 days of the Record Date. Does not include an additional
          14,334 shares subject to options held by Mr. Peris that are not exercisable within 60 days of the Record Date.

(9)       Consists of 6,854,454 shares of common stock owned by Hyperion
          Partners II L.P., 4,148,456 shares of common stock owned by Hyperion
          TW Fund L.P., 482,700 shares of common stock owned by Hyperion TWH
          Fund LLC and 375,000 shares of common stock owned by Hyperion TWH Fund
          II LLC. Each is such entities is an affiliate of Mr. Shay. Mr. Shay disclaims beneficial ownership of the shares of common stock owned by such entities except to the extent of his pecuniary interest therein.
          Mr. Shay shares voting and dispositive power over the shares of common stock owned by such entities.

(10)      Share ownership is based on a Schedule 13G filed by Friedman,
          Billings, Ramsey Group, Inc. ("FRB Group") with the Securities and
          Exchange Commission on February 15, 2005. The Schedule 13G indicates that FBR Investment Management, Inc., a subsidiary of FBR Group, acquired the shares reported as beneficially owned by FRB Group.

(11)      Consists of (a) 6,854,454 shares of common stock held by Hyperion
          Partners II L.P. and (b) 4,148,456 shares of common stock owned by
          Hyperion TW Fund L.P., 482,700 shares of common stock owned by
          Hyperion TWH Fund LLC and 375,000 shares of common stock owned by
          Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion
          Partners II L.P. and as to which Hyperion Partners II L.P. disclaims beneficial ownership except to the extent of its pecuniary interest therein. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)      Consists of (a) 4,148,456 shares of common stock held by Hyperion TW
          Fund L.P. and (b) 6,854,454 shares of common stock owned by Hyperion
          Partners II L.P., 482,700 shares of common stock owned by Hyperion TWH
          Fund LLC and 375,000 shares of common stock owned by Hyperion TWH Fund
          II LLC, each of which are affiliates of Hyperion TW Fund L.P. and as to which Hyperion TW Fund L.P. disclaims beneficial ownership. Scott
          A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13)      Consists of (a) 482,700 shares of common stock held by Hyperion TWH
          Fund LLC and (b) 6,854,454 shares of common stock owned by Hyperion
          Partners II L.P., 4,148,456 shares of common stock owned by Hyperion
          TW Fund L.P. and 375,000 shares of common stock owned by Hyperion TWH
          Fund II LLC, each of which are affiliates of Hyperion TWH Fund LLC and as to which Hyperion TWH Fund LLC disclaims beneficial ownership.
          Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14)      Consists of (a) 375,000 shares of common stock held by Hyperion TWH
          Fund II LLC and (b) 6,854,454 shares of common stock owned by Hyperion
          Partners II L.P., 4,148,456 shares of common stock owned by Hyperion
          TW Fund L.P. and 482,700 shares of common stock owned by Hyperion TWH
          Fund LLC, each of which are affiliates of Hyperion TWH Fund II LLC and as to which Hyperion TWH Fund II LLC disclaims beneficial ownership.
          Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(15)      Consists of 60,200 shares of common stock owned by Mr. Ranieri,
          6,854,454 shares of common stock owned by Hyperion Partners II L.P.,
          4,148,456 shares of common stock owned by Hyperion TW Fund L.P.,
          482,700 shares of common stock owned by Hyperion TWH Fund LLC and
          375,000 shares of common stock owned by Hyperion TWH Fund II LLC. Each of such entities is an affiliate of Mr. Ranieri. Mr. Ranieri disclaims beneficial ownership of the shares of common stock owned by such entities except to the extent of his pecuniary interest therein. Mr.
          Ranieri shares voting and dispositive power over the shares of common stock owned by such entities.

(16)      Excludes 93,492 shares of common stock held by Triumph III Investors,
          L.P. Washington & Congress Capital Partners, L.P. may be deemed to be a member of a group that includes Triumph III Investors, L.P.

(17)      Includes an aggregate of 1,728,332 shares subject to options held by our executive officers and directors that are exercisable within 60 days of the Record Date, 2,600 shares owned of record by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership and
          11,860,610 shares of common owned by various entities that are affiliates of Mr. Shay and as to which Mr. Shay disclaims beneficial ownership except to the extent of his pecuniary interest in such shares.

                        PROPOSAL I: ELECTION OF DIRECTORS

                  At the Annual Meeting, seven directors are to be elected to serve for a term of one year. All of the nominees are currently members of our board of directors.

                  Our board of directors recommends that the shareholders vote
FOR the election of the directors named below to our board.

                  The persons named in the enclosed proxy card intend to vote for the election of the individuals named below unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees be unable to accept nomination, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the board of directors recommends.

                  There is no cumulative voting for the election of directors.

OUR DIRECTORS AND OFFICERS

                  The following table sets forth certain information concerning the directors and officers of our company.

 NAME                      AGE     POSITIONS WITH OUR COMPANY

 Timothy M. Aitken         60      Chairman of the Board of Directors and Chief
                                   Executive Officer

 Sarah L. Eames            46      Executive Vice President and Director

 Charles F. Murphy         51      Chief Financial Officer

 Leslie J. Levinson        49      Secretary

 G. Richard Green          65      Director

 David J. Macfarlane       59      Director

 Wayne Palladino           46      Director

 Jeffrey S. Peris          59      Director

 Scott A. Shay             47      Director

                  Certain biographical information regarding each director and officer of our company is set forth below.

                  Timothy M. Aitken has served as chairman of the board of
directors of our company since January 1997 and as chief executive officer of our company since November 2004. He also served as chief executive officer of our company from January 1997 until January 2004. Prior to joining our company,
Mr. Aitken served as an independent consultant to the healthcare industry from
November 1995 until January 1997. From June 1995 until November 1995, Mr. Aitken served as the vice chairman and president of Apria Healthcare Group, Inc., a
California-based home healthcare company. He also served as chairman of the board of Omnicare plc from September 1993 until its acquisition by our company.
From 1990 until June 1995, Mr. Aitken served as chairman of the board, president and chief executive officer of Abbey Healthcare Group Inc., a predecessor of
Apria Healthcare Group, Inc.

                  Sarah L. Eames has served as a director of our company since
June 2002 and as executive vice president of our company since November 2004.
She served as chief executive officer of our company from January 2004 until
November 2004, as chief operating officer of our company from June 2001 until
November 2004, and as president of our company from May 1998 until November
2004. She was executive vice president of business development and marketing of our company from June 1997 to May 1998. Prior to joining our company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a business development consultant from 1996 to 1997. From June 1995 until November 1995, Ms. Eames served as vice president of marketing for Apria Healthcare Group, Inc., a
California-based home healthcare company. From 1980 until June 1995, Ms. Eames held various marketing and business development positions at Abbey Healthcare
Group Inc., a predecessor of Apria Healthcare Group, Inc.

                  Charles F. Murphy served as acting chief financial officer of our company from May 2003 until March 2004, at which time he assumed the title of chief financial officer. From October 1999 to May 2003, Mr. Murphy served as chief financial officer of our company's U.K. operations. From 1997 to 1999, Mr.
Murphy was a principal of Visual Networks Limited, a technology company. From
1994 to 1997, he was finance director of Exceler Healthcare Group, a nursing home company. From 1987 to 1994, Mr. Murphy was a partner at Pricewaterhouse
LLP, an accounting firm.

                  Leslie J. Levinson has served as secretary of our company
since September 1999 and had previously served in such capacity from October
1990 to July 1997. Since January 2002, he has been a partner in the law firm of
Brown Raysman Millstein Felder & Steiner LLP, which firm serves as counsel to our company. From June 1991 until January 2002, he was a partner in the law firm of Baer Marks & Upham LLP, which firm served as counsel to our company.

                  G. Richard Green has been a director of our company since
August 1998. Mr. Green has been the chairman since 1987 and a director since
1960 of J.H. & F.W. Green Ltd., a conglomerate based in the United Kingdom.
Since 1960, Mr. Green has held various positions at J.H. & F.W. Green Ltd. and several of its subsidiaries. Mr. Green was also a director of Abbey Healthcare
Group, Inc. from 1991 to 1995.

                  David John Macfarlane has been a director our company since
June 2002. Mr. Macfarlane is of counsel to Ashurst, a law firm in London, where he has worked since 1986. Ashurst has provided legal services to our company, including during the fiscal year ended September 30, 2004. Mr. Macfarlane is also a director of Platinum Investment Trust plc, A U.K.-based investment trust that is listed on the London Stock Exchange.

                  Wayne Palladino has been a director of our company since
September 2003. Mr. Palladino has worked at Pzena Investment Management LLC, an asset management firm, since June 2002, where he currently serves as principal and a director of client and portfolio services. From August 2000 until June
2002, he was a senior vice president and chief financial officer of Lillian
Vernon Corporation, a catalog retailer. Mr. Palladino was a vice president of our company from February 1991 to September 1996, senior vice president of our company from September 1996 to August 2000 and chief financial officer of our company from February 1991 to August 2000.

                  Jeffrey S. Peris has been a director of our company since May
1998. Dr. Peris has been the vice president of human resources and chief learning officer of Wyeth (formerly American Home Products Corporation), a pharmaceutical company, since May 2001. Dr. Peris was the vice president of business operation of Knoll Pharmaceutical (Abbott Laboratories), where he was responsible for human resources and corporate communications, from April 1998 until May 2001. Dr. Peris was a management consultant to various Fortune 100 companies from May 1997 until April 1998. From 1972 until May 1997, Dr. Peris was employed by Merck & Co., Inc., a pharmaceutical company, where he served as the executive director of human resources from 1985 until May 1997, the executive director of marketing from 1976 until 1985, and the director of clinical biostatistics and research data systems from 1972 until 1976.

                  Scott A. Shay has been a director of our company since January
1996 and served as acting chairman of the board of our company from September
1996 until January 1997. Mr. Shay has been a managing director of Ranieri & Co.,
Inc., a private investment advisor and management company, since its formation in 1988. Mr. Shay currently serves as the chairman of the board of Signature
Bank, a subsidiary of Bank Hapoalim, and is currently a director of Bank
Hapoalim B.M., in Tel Aviv, Israel, and Super Derivatives, Inc., as well as an officer or director of other direct and indirect subsidiaries of Hyperion
Partners II L.P. Prior to joining Ranieri & Co., Inc., Mr. Shay was a director of Salomon Brothers Inc., where he was employed from 1980 to 1988.

                  All directors of our company are elected by the shareholders for a one-year term and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Officers are chosen by and serve at the discretion of the board of directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

                  All directors who are not employees of our company are
entitled to receive a fee of $10,000 per annum, plus reimbursement of expenses incurred as a result of acting as a director or as a member of any committee of our board of directors. In addition, Mr. Palladino is entitled to receive, for serving as chairman of the Audit Committee, an additional $15,000 per year and each of Messrs. Macfarlane and Peris are entitled to an additional $10,000 per year for serving on our Compensation and Audit Committees. In March 2005, we
granted 12,000 options to purchase shares of our common stock to each of our
"independent directors" (as such term is defined below). See "Certain
Relationships and Related Transactions--Other Transactions with Directors and
Executive Officers."

                  Our board of directors has determined that G. Richard Green,
David J. Macfarlane, Wayne Palladino and Jeffrey A. Peris are "independent directors," as such term is defined in the rules of the Nasdaq Stock Market.

DIRECTOR NOMINATIONS

                  Nominees for directors are recommended by the independent
directors of the board and selected by the full board. We do not have a nominating committee. Our board has determined that it is appropriate not to have a nominating committee because of the relatively small size of our board and because we rely on the independent directors to fulfill the functions of a nominating committee. The nominees to our board of directors to be voted on at the Annual Meeting, were recommended to our board of directors by the unanimous vote of our independent

directors. The full board of directors has unanimously recommended that shareholders vote in favor of all of the directors being elected at the Annual
Meeting.

                  We have generally used our existing directors, officers and large shareholders to identify nominees for directors. We have not engaged third parties to assist us in identifying director nominees.

                  Our independent directors and our full board desire to
maintain flexibility in choosing appropriate board candidates and, therefore, we do not require that nominees meet any specific or minimum qualifications. When evaluating potential director candidates, our independent directors and the full board consider such matters as they deem appropriate, including the candidate's independence, character, judgment, age, financial literacy and business and professional skills and experience. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director of our company.

                  The board does not have a formal policy with regard to the consideration of director nominees submitted by a shareholder. The board does not believe that a formal policy is appropriate or necessary given the size and composition of the board and the fact that no shareholder nominations have been made in at least the last five years. The board intends to review periodically whether a formal policy with regard to shareholder nominations should be adopted.

                  We will consider proposed nominees whose names are submitted by shareholders. Proposals made by shareholders for nominees at an annual meeting of shareholders must be received by us at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary) no
later than 120 days prior to the anniversary of the mailing of our proxy statement for use in the previous year's annual meeting of shareholders.
Shareholders nominees will be evaluated in the same manner as nominees submitted by directors, officers and large shareholders.

                  As required by the rules of the Nasdaq Stock Market, the board has adopted a resolution that addresses the nominations process. The foregoing is a summary of such board resolution.

MEETINGS OF THE BOARD OF DIRECTORS

                  The business of our company is managed under the direction of our board of directors. Members of the board of directors are informed about our company's affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the board of directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our company discharge their duties throughout the year not only by attending board of directors' meetings, but also through personal meetings and other communications, including telephone contact with the chairman of the board and others regarding matters of interest and concern to our company.

                  During our fiscal year ended September 30, 2004, our board of directors held six formal meetings and acted by unanimous written consent in lieu of a meeting on five separate occasions. During our fiscal year ended
September 30, 2004, no director attended fewer than 75% of the aggregate of the total number of meetings of the board and any committees on which he or she served.

                                       10

BOARD COMMITTEES

                  The board of directors has an Audit Committee and a
Compensation Committee, but it does not have a nominating committee. The members of each committee are appointed by the board of directors.

                  Audit Committee. The Audit Committee assists our board of
directors in monitoring (1) the integrity of our financial statements, (2) the independence and qualifications of our independent auditors, and (3) the performance of our independent auditors and our internal audit functions. The current written charter for the Audit Committee was adopted by our board of directors on February 12, 2004 and is attached as an exhibit to the proxy statement relating to our 2004 annual meeting of shareholders.

                  The Audit Committee consists of Messrs. Macfarlane, Palladino and Peris. Mr. Palladino serves as chairman of the Audit Committee. All of the members of the Audit Committee are "independent directors," as such term is defined in the rules of the Nasdaq Stock Market. The board of directors has determined that Wayne Palladino is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K promulgated by the
Securities and Exchange Commission.

                  The Audit Committee was in session during each of the six
formal meetings of our company's board of directors during our fiscal year ended
September 30, 2004. The Audit Committee also held four formal meetings and acted by unanimous consent on one occasion during that period.

                  Compensation Committee. The Compensation Committee reviews and approves overall policy with respect to compensation matters, including matters such as compensation plans for employees and employment agreements and compensation for executive officers. The Compensation Committee consists of
Messrs. Green, Macfarlane and Peris. Mr. Peris serves as chairman of the
Compensation Committee. All of the members of the Compensation Committee are
"independent directors," as such term is defined in the rules of the Nasdaq
Stock Market.

                  The Compensation Committee was in session during each of the six formal meetings of our board of directors during our fiscal year ended
September 30, 2004. The Compensation Committee also held one formal meeting during that period.

COMMUNICATIONS WITH THE BOARD; ATTENDANCE AT ANNUAL MEETINGS

                  Shareholders may communicate with our board of directors by sending a letter to our principal executive offices, 555 Madison Avenue, New
York, New York 10022 (Attn.: Secretary). Our corporate secretary will forward the correspondence to our chairman or, if the correspondence is directed to a specific director, such director, unless the correspondence is unduly hostile, threatening or illegal, or unless it does not reasonably relate to our company or our business or is otherwise inappropriate. Notwithstanding the foregoing, our corporate secretary may determine to forward any such correspondence, even if addressed to a specific director, to the entire board.

                  Our company does not have a formal policy regarding attendance by board members at annual meeting of shareholders. Nevertheless, directors are encouraged, but not required, to attend such meetings. Two of our seven directors then in office attended our 2004 annual meeting of shareholders.

                                       11

CODE OF CONDUCT

                  In September 2003, our board of directors adopted a Code of
Conduct that applies to all of our directors, officers and employees, including our chief executive officer and our chief financial officer. As required by the regulations of the Securities and Exchange Commission, the Code of Conduct is
designed to deter wrongdoing and to promote:

                  (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

                  (2) full, fair, accurate, timely, and understandable
disclosure in reports and documents that we file with, or submit to, the
Securities and Exchange Commission and in other public communications made by us;

                  (3) compliance with applicable governmental laws, rules and regulations;

                  (4) the prompt internal reporting of violations of the Code of
Conduct to the Audit Committee; and

                  (5) accountability for adherence to the Code of Conduct.

                  A copy of our Code of Conduct is filed as an exhibit to our
Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

                             EXECUTIVE COMPENSATION

                  The following table summarizes all compensation earned by or paid to our chief executive officer and each of the other most highly compensated executive officers of our company whose total annual salary and bonus compensation exceeded $100,000 in fiscal 2004 ("Named Executive Officers")
for services rendered in all capacities to our company in respect of our fiscal years ended September 30, 2004, 2003 and 2002. The titles given below the individuals' names in the chart were the titles held by such individuals at the end of our 2004 fiscal year.

                                       12

                                                  SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                    ANNUAL               ---------------------------------
                                                 COMPENSATION              RESTRICTED       SECURITIES
         NAME AND             FISCAL    --------------------------------      STOCK         UNDERLYING          ALL OTHER
    PRINCIPAL POSITION         YEAR        SALARY           BONUS           AWARDS($)       OPTIONS (#)       COMPENSATION

Sarah L. Eames(1)              2004         $445,189       $300,000(4)         --             300,000         $1,058,570(10)
Chief Executive Officer,       2003          405,000        270,000(5)         --             334,000            101,431(11)
President and Chief            2002          365,000      3,049,793(6)         --                  --              7,800(12)
Operating Officer

Timothy M. Aitken(2)           2004         $253,369       $450,000(7)         --             350,000            $91,645(13)
Chairman of the Board          2003          420,000        230,000(5)         --             384,000            170,063(14)
                               2002          380,000      4,214,592(8)         --                  --              9,000(12)

Charles F. Murphy, Chief       2004         $289,073        $53,781(9)         --               --               $18,286(12)
Financial Officer(3)           2003           90,096         80,085(5)         --             99,000               6,127(12)

-----------------

(1)       Ms. Eames became chief executive officer of our company in January
          2004, chief operating officer of our company in June 2001 and president of our company in May 1998. She stepped down from all such positions, and assumed the office of executive vice president of our company, in November 2004.

(2)       Mr. Aitken has served as chairman of the board of our company since
          January 1997 and as chief executive officer of our company since
          November 2004. He also served as chief executive officer of our company from January 1997 until January 2004.

(3)       Mr. Murphy became acting chief financial officer of our company in May
          2003 and, in March 2004, assumed the title of chief financial officer of our company.

(4)       Paid in fiscal 2004 as a bonus for fiscal 2004. See "Certain
          Relationships and Related Transactions--Other Transactions with
          Directors and Executive Officers."

(5)       Paid in fiscal 2004 as a bonus for fiscal 2003.

(6)       Consists of (a) $200,000 cash paid in fiscal 2002 as a bonus for fiscal 2001, (b) $250,000 cash paid in fiscal 2003 as a bonus for fiscal 2002, and (c) the value of shares of our common stock issued in the bonus share issuance described below and the related cash payment made to Ms. Eames to enable her to pay the income taxes arising from such issuance.

(7)       Consists of (a) $400,000 cash paid in fiscal 2004 as a bonus for fiscal 2004 and (b) $50,000 cash paid in fiscal 2005 as a bonus for fiscal 2004. See "Certain Relationships and Related
          Transactions--Other Transactions with Executive Officers."

(8)       Consists of (a) $150,000 cash paid in fiscal 2002 as a bonus for fiscal 2001, (b) $200,000 cash paid in fiscal 2003 as a bonus for fiscal 2002, and (c) the value of shares of our common stock

                                       13

          issued in the bonus share issuance described below and the related cash payment made to Mr. Aitken to enable him to pay the income taxes arising from such issuance

(9)       Paid in fiscal 2005 as a bonus for fiscal 2004.

(10)      Of such amount, (a) $1,000,000 consists of special compensation paid in fiscal 2005 to Ms. Eames for past services (see "Certain
          Relationships and Related Transactions--Other Transactions with
          Executive Officers") and (b) the remainder consists of payment for a car allowance and the reimbursement of taxes incurred by Ms. Eames in
          December 2003 (see "The Bonus Share Issuance and Related Transactions"
          below).

(11)      Reflects payment for a car allowance of $8,450 and the reimbursement by our company in fiscal 2004 of taxes of $92,981 incurred by Ms.
          Eames in connection with her exercise of 100,000 options in fiscal
          2003.

(12)      Reflects payments for a car allowance.

(13)      Reflects payment for a car allowance and the reimbursement of taxes incurred by Mr. Aitken in December 2003 (see "The Bonus Share Issuance
          and Related Transactions" below).

(14)      Reflects payment for a car allowance of $9,750 and the reimbursement by our company in fiscal 2004 of taxes of $160,313 incurred by Mr.
          Aitken in connection with his exercise of 150,000 options in fiscal
          2003.

          The Bonus Share Issuance and Related Transactions

                  Prior to our corporate reorganization (the "Reorganization")
in July 2002, Mr. Aitken, Ms. Eames and others held redeemable shares in one our
U.K. subsidiaries. The holders of the redeemable shares other than Mr. Aitken and Ms. Eames exchanged their redeemable shares for shares of our common stock in the Reorganization on a tax-free basis. Had Mr. Aitken and Ms. Eames exchanged their redeemable shares for shares of our common stock in the
Reorganization, they would have received 684,258 and 487,099 shares of our common stock, respectively, based on the number of redeemable shares held by them. However, just prior to the execution of the reorganization agreement, we learned that these officers would in fact, unlike the other holders of the redeemable shares, be liable for U.S. taxes if they exchanged their redeemable shares for shares of common stock in the Reorganization.

                  In order to address this matter, Mr. Aitken and Ms. Eames
surrendered their redeemable shares for nominal value and we issued to Mr.
Aitken and Ms. Eames 684,258 shares of common stock (valued at $2,463,329) and
487,099 shares of common stock (valued at $1,753,556), respectively, as bonus shares, together with cash bonuses and loans in an amount roughly equal to the income taxes payable by them in respect of such share issuances (grossed-up to reflect the related cash bonuses). Accordingly, in fiscal 2002 we made cash bonus payments to Mr. Aitken and Ms. Eames in the amount of $1,401,263 and
$846,237, respectively, and loaned Mr. Aitken and Ms. Eames the amount of
$550,000 and $390,000, respectively. The cash bonus payments and loans from us to Mr. Aitken and Ms. Eames were used by them to pay their income taxes arising from the bonus share issuance. The payment of their respective promissory notes was secured by a pledge by each of Mr. Aitken and Ms. Eames of certain of their securities in our company.

                  On December 2, 2003, Mr. Aitken and Ms. Eames repaid in full the principal amount of and accrued interest on the promissory notes issued by them to our company in fiscal 2002. The principal and accrued interest repaid aggregated $590,500 and $418,718,

                                       14

respectively. The loans were repaid by delivery to us of 103,596 and 73,459 shares of our common stock held by Mr. Aitken and Ms. Eames, respectively, valued at $5.70 per share, the closing price on the day prior to the repayment date. We agreed to reimburse Mr. Aitken and Ms. Eames for the taxes incurred by them on the disposition of the shares to our company, which were $83,395 and
$51,421, respectively.

                              --------------------

                  The following table sets forth certain information regarding individual options granted during fiscal 2004 to each of the Named Executive
Officers pursuant to our 2002 Stock Option Plan. During fiscal 2004 we did not grant stock appreciation rights to any of our Named Executive Officers or any other employee. In accordance with the rules of the Securities and Exchange
Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and
10% from the date the option was granted to the end of the option's term.

                          OPTION GRANTS IN FISCAL 2004

                               NUMBER OF        PERCENTAGE OF                                             POTENTIAL REALIZABLE VALUE AT
                               SECURITIES       TOTAL OPTIONS                                             ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING         GRANTED TO                                              PRICE APPRECIATION FOR OPTION
                                OPTIONS          EMPLOYEES IN       EXERCISE PRICE       EXPIRATION                  TERM(2)
           NAME                 GRANTED          FISCAL YEAR         PER SHARE(1)           DATE               5%               10%
           ----                 -------          -----------         ---------              ----         ---------------- ----------------

Sarah L. Eames                     300,000            42.1%             $5.70              12/2/13          $1,075,410        $2,725,300

Timothy M. Aitken                  350,000            49.1%              5.70              12/2/13           1,254,645         3,179,516

Charles F. Murphy                       --              --                 --                 --                --                --

---------------------------
(1)   Options were granted at an exercise price equal to the closing price of a share of our common stock on the Nasdaq National Market on the date of grant.

(2)   The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Securities and Exchange Commission and do not
      represent our company's estimate or projection of future common stock prices.

                  We have granted options to certain of our directors and
executive officers after September 30, 2004. See "Certain Relationships and
Related Transactions--Other Transactions with Directors and Executive Officers."

                              --------------------

                  The following table sets forth certain information with
respect to our Named Executive Officers concerning the exercise of options by them during our fiscal year ended September 30, 2004 and unexercised options held by them as of September 30, 2004. We have never granted stock appreciation rights to any of our Named Executive Officers or any other employee.

                                       15

                    AGGREGATE OPTION EXERCISES IN FISCAL 2004
                     AND 2004 FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                              SHARES                                 YEAR END                    AT FISCAL YEAR END(3)
                           ACQUIRED ON        VALUE
          NAME               EXERCISE        REALIZED        EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
          ----               --------        --------        -------------------------         -------------------------

Sarah L. Eames                  --             --                 644,666/139,334                  $850,839/185,181
Timothy M. Aitken               --             --                1,273,000/156,000                 1,071,940/210,680
Charles F. Murphy               --             --                  33,000/66,000                     32,990/65,980

---------------

(1)        Calculated on the basis of $5.53 per share, the closing sale price of our common stock, as reported on the Nasdaq National Market on
           September 30, 2004, minus the exercise price.

EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

                  In September 2001, we entered into an employment agreement with Mr. Aitken. The employment agreement has a three-year term (subject to automatic renewal for successive additional one-year periods unless either party provides the other with notice of intent to terminate the agreement at least 90 days before the then applicable termination date). The employment agreement provides that our company will negotiate in good faith, commencing not less than
90 days prior to each anniversary date of the employment agreement, the amount, if any, of future salary increases. The salary of Mr. Aitken for fiscal 2005 is
(pound)250,000 (approximately $470,000 at recent exchange rates). Mr. Aitken's employment agreement provides that if his employment is terminated during the term of the agreement other than for cause, death or disability, or if, within six months of a "change in control" (as defined in the agreements) of our company, Mr. Aitken or our company terminates his employment, then (1) all stock options in our company held by Mr. Aitken shall immediately vest and (2) Mr.
Aitken will be entitled to receive a cash payment of 2.9 times his average annual base salary during the twelve months preceding the change of control or the termination of employment.

                  In September 2001 we entered into an employment agreement with
Ms. Eames, which was modified in November 2004. Pursuant to her employment agreement, as modified, Ms. Eames has agreed to serve as executive vice president of our company until May 2006 at an annual salary of $200,000. Ms.
Eames' employment agreement, as modified, provides that if her employment is terminated during the term of the agreement other than for cause, death or disability, then all stock options in our company held by Mr. Eames shall immediately vest and Ms. Eames shall be entitled to receive her salary through
May 2006.

                  In Deeds of Restrictive Covenants entered into in 1999 with one of our U.K. subsidiaries, Mr. Aitken and Ms. Eames have each agreed not to compete with us or our subsidiaries for twelve months following termination of employment without our prior written consent.

                                       16

                  We have also entered into an employment agreement with Mr.
Murphy. Our employment agreement with Mr. Murphy is terminable by either party on six month's notice and provides that Mr. Murphy will not compete against us for a period of twelve months following his termination of employment. Pursuant to his employment agreement, Mr. Murphy's salary is currently (pound)180,000
(approximately $340,000 at recent exchange rates).

STOCK OPTION PLANS

1992 and 2002 Stock Option Plans

                  In July 1992, our board of directors and shareholders approved our 1992 Stock Option Plan. Our 1992 Stock Option Plan, which is substantially similar to our 2002 Stock Option Plan discussed below, provided for the grant of options to key employees, officers, directors and non-employee independent contractors of our company. Effective with the adoption by our shareholders of our 2002 Stock Option Plan in June 2002, no further options may be granted under our 1992 Stock Option Plan. Outstanding options granted under our 1992 Stock
Option Plan may be exercised in accordance with the terms of our 1992 Stock
Option Plan.

                  In March 2002, our board of directors adopted, and in June
2002 our shareholders of our company approved, our 2002 Stock Option Plan.
Options granted under our 2002 Stock Option Plan may be either incentive stock options, which we refer to as "Incentive Options," which are intended to meet the requirements of section 422 of the Internal Revenue Code of 1986, or options that do not qualify as Incentive Options, which we refer to as "Non-Qualified
Options." Under our 2002 Stock Option Plan, the Compensation Committee may grant
(1) Incentive Options at an exercise price per share which is not less than the fair market value of a share of common stock on the date on which such Incentive
Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of our company) and (2) Non-Qualified Options at an exercise price per share which is determined by the Compensation Committee (and which may be less than the fair market value of a share of common stock on the date on which such
Non-Qualified Options are granted). Our 2002 Stock Option Plan further provides that the maximum period in which options may be exercised will be determined by the Compensation Committee, except that Incentive Options may not be exercised after the expiration of ten years from the date the Incentive Option was initially granted (and five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of our company). Under our
2002 Stock Option Plan, if an optionee's employment is terminated, generally the unexercised Incentive Options must be exercised within three months after termination. However, if the termination is due to the optionee's death or permanent disability, the option must be exercised within one year of the termination of employment. If we terminate the optionee's employment for cause by, or if the optionee voluntarily terminates his employment, generally his options will expire as of the termination date. Any option granted under our
2002 Option Stock Plan will be nontransferable, except by will or by the laws of descent and distribution, and generally may be exercised upon payment of the option price in cash or by delivery of shares of common stock with a fair market value equal to the option price.

                  Shares delivered under our 2002 Stock Option Plan will be
available from authorized but unissued shares of common stock or from shares of common stock reacquired by

                                       17

our company. Shares of common stock that are subject to options under our 2002
Stock Option Plan which have terminated or expired unexercised will return to the pool of shares available for issuance under our 2002 Stock Option Plan.

                  As of the Record Date, an aggregate of 2,009,334 shares of our common stock were issuable upon the exercise of outstanding options that had been granted under our 2002 Stock Option Plan and options to purchase an aggregate of 1,743,487 shares of our common stock were available for grant under such Plan. As of the Record Date, an aggregate of 510,000 shares of our common stock were issuable upon the exercise of outstanding options that had been granted under our 1992 Stock Option Plan. No further options may be granted under our 1992 Stock Option Plan.

1997 Non-Employee Director Plan

                  In May 1997, our board of directors adopted our 1997 Option
Plan for Non-Employee Directors, which we refer to as the "Director Plan,"
pursuant to which 100,000 shares of common stock of our company were reserved for issuance upon the exercise of options granted to non-employee directors of our company. The purpose of the Director Plan is to encourage ownership of common stock by non-employee directors of our company whose continued services are considered essential to our company's future progress and to provide them with a further incentive to remain as directors of our company. The Director
Plan is administered by the board of directors. Directors of our company who are not employees of our company or any subsidiary or affiliate of our company are eligible to participate in the Director Plan. The Director Plan will terminate in May 2007; however, options outstanding on the expiration of the term shall continue to have full force and effect in accordance with the provisions of the instruments evidencing such options. The board of directors may suspend, terminate, revise or amend the Director Plan, subject to certain limitations.

                  Under the Director Plan, the board of directors may from time to time at its discretion determine which of the eligible directors should receive options, the number of shares subject to such options and the dates on which such options are to be granted. Each such option is immediately exercisable for a period of ten years from the date of grant generally, but may not be exercised more than 90 days after the date an optionee ceases to serve as a director of our company. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution, or as required by law.

                  Shares of common stock may be purchased from our company upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of common stock having a fair market value equal to the cash exercise price of the option or any combination of the above, subject to the discretion of the board of directors.

Recent Developments

                  The American Jobs Creation Act of 2004 (the "Act") became law on October 22, 2004 and contains provisions relating to nonqualified deferred compensation plans. The definition of a "nonqualified deferred compensation plan" is broad enough to include stock options, including stock options granted under our stock option plans. The Act gives the Treasury Department the authority to issue Treasury Regulations to define terms, provide exceptions, and create a window of time during which existing plans may be altered or amended in order to comply with the Act. The Act provides that all compensation deferred after

                                       18

December 31, 2004 under a "non-qualified deferred compensation plan" will, under certain circumstances, be includible in gross income for the tax year. The Act is not intended to change the tax treatment of incentive stock options or options granted under employee stock purchase plans. Furthermore, the Act is not intended to apply to non-qualified stock options under certain circumstances.

                  On December 20, 2004, the Internal Revenue Service issued
Notice 2005-1 (the "Notice"), in which it provides the first part of what is expected to be a series of guidelines with respect to the application of the
Act. The Notice states that the grant of an incentive stock option does not constitute a deferral of compensation. Additionally, the Notice provides that a nonqualified stock option will not provide for a deferral of compensation if:
(1) the amount required to purchase stock under the option (the exercise price)
may never be less than the fair market value of the underlying stock on the date the option is granted, (2) the receipt, transfer or exercise of the option is subject to taxation under Section 83 of the Internal Revenue Code of 1986, and
(3) the option does not include any feature for the deferral of recognition of income until the later of exercise or disposition of the option. Our company believes that any non-qualified options that it has previously issued would satisfy the above requirements.

                  Except for matters requiring stockholder approval under
applicable law or Nasdaq rules, our board of directors will have the right, without further shareholder approval, to amend our stock option plans, if necessary, so that they comply with the Act, including the guidance issued pursuant thereto.

INDEMNIFICATION

                  As permitted under the Business Corporation Law of the State of New York, our certificate of incorporation provides that a director of our company will not be personally liable to our company or our shareholders for monetary damages for breach of a fiduciary duty owed to our company or our shareholders. By its terms and in accordance with the law of the State of New
York, however, this provision does not eliminate or otherwise limit the liability of a director of our company for any breach of duty based upon (1) an act or omission (a) resulting from acts committed in bad faith or involving intentional misconduct or involving a knowing violation of law or (b) from which the director personally derived a financial benefit to which he was not legally entitled, or (2) an improper declaration of dividends, purchase of our securities or other violation of section 719 of the Business Corporation Law of the State of New York.

                  Our certificate of incorporation and bylaws provide that our company shall indemnify our directors and officers to the fullest extent permitted by New York law. We also have entered into indemnification agreements with each of our directors and executive officers and we maintain directors' and officers' liability insurance.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                  The information contained in this report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

                  The Compensation Committee consists of Mr. Green, David J.
Macfarlane and Jeffrey S. Peris. All of the members of the Compensation
Committee are "independent directors," as such term is defined in the rules of the Nasdaq Stock Market.

                                       19

                  Under the rules of the Nasdaq Stock Market, the compensation of our executive officers must be determined, or recommended to the board for determination, by the Compensation Committee. As a general matter, the compensation of our executive officers is recommended by the Compensation
Committee and approved by the full board.

Overall Policy

                  The Compensation Committee believes that the compensation for the executive officers of our company should be designed to attract, motivate and retain talented executives responsible for the success of our company. The
Compensation Committee determines the compensation levels of our executive officers to recommend to the board after examining the compensation levels of executive officers at similarly-situated temporary staffing and other companies and reviewing individual contributions to our company and the financial performance of our company.

                  The compensation package for our executive officers consists of three components:

         o        Base Salary. The Compensation Committee strives to set a fair and competitive base salary for each of its executive
                  officers.

         o        Bonus. The Compensation Committee may award incentive cash bonuses to executive officers that are tied to individual
                  contributions to our company and the financial performance of our company.

         o        Stock Option Grants. The Compensation Committee strives align the financial interests of our executive officers with those of our company's shareholders by providing equity-based
                  long-term incentives in the form of stock option grants.

Base Salaries

                  The base salary of each executive officer is determined by reference to levels for comparable positions at other similarly-situated temporary staffing and other companies. Base salaries are reviewed on an annual basis and at the time of promotion or other increase in responsibilities.
Increases in salary are based on evaluations of such factors as the level of responsibility, individual performance, level of pay and pay levels at similarly-situated temporary staffing and other companies.

                  The base salaries during fiscal 2004 for Mr. Aitken, who
served as chief executive officer of our company until January 2004, and Ms.
Eames, who served as chief executive officer of our company from January 2004 until November 2004, were approved by the full board, upon the recommendation of the Compensation Committee. The Compensation Committee believes that their base salaries, when considered together with their bonuses and stock option awards, are consistent with industry practices.

Bonuses

                  The Compensation Committee recommended to the full board that an annual performance bonus be awarded to Mr. Aitken, Ms. Eames and Mr. Murphy in the aggregate

                                       20

amounts of $450,000, $300,000 and $53,781, respectively, in recognition of the performance of our company during fiscal 2004. In addition, in November 2004, when Ms. Eames stepped down from the positions of chief executive officer, president and chief operating officer of our company and assumed the position of executive vice president of our company, our board of directors, upon the recommendation of the Compensation Committee, granted her special compensation of $1 million for past services rendered to our company.

Stock Options

                  Under our 2002 Stock Option Plan, stock options may be granted to, among others, our company's directors, executive officers and employees.
Equity-based compensation is designed to provide that our executive officers have a continuing stake in our long-term success, to align the interests of our executive officers with those of our shareholders and to provide executive officers with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. All options have been granted with an exercise price that is equal to, or about equal to, the closing price of a share of our common stock on the date of grant and, accordingly, options will have value only if the market price of our common stock increases after the grant date.

                  During fiscal 2004, we granted the following options to
purchase shares of common stock under our 2002 Stock Option Plan to our Named
Executive Officers in respect of our 2004 fiscal year: (1) 350,000 to Mr.
Aitken, and (2) 300,000 to Ms. Eames. The exercise price for these options is
$5.70 per share. In addition, subsequent to fiscal 2004, we granted 27,000 options, at an exercise price of $6.20 per share, to Mr. Murphy. Each of the options has a ten-year term.

                                       The Compensation Committee:
                                             G. Richard Green
                                             David J. Macfarlane
                                             Jeffrey S. Peris

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation Committee consists of Messrs. Green,
Macfarlane and Peris. None of such individuals has ever served as an officer or employee of our company or any of our subsidiaries nor has any such individual had a business relationship with our company or any of our subsidiaries during fiscal 2004 that requires disclosure under the rules of the Securities and
Exchange Commission.

                  During the first part of fiscal 2004, our Compensation
Committee consisted of Mr. Green, Frederick S. Moseley IV (who resigned from our board of directors on December 24, 2003) and Mr. Shay (who ceased to be a member of the Compensation Committee effective March 31, 2004). Mr. Shay, among others, is a control person of Hyperion Partners II, L.P., Hyperion TW Fund L.P.,
Hyperion TWH Fund LLC and Hyperion TWH Fund II LLC, each of which are principal shareholders of our company. Prior to January 1, 2004, Mr. Moseley held certain positions with and/or interests in Triumph Capital Group, Inc. and certain of its affiliates, including Triumph Partners III, L.P. (which has changed its name to Washington & Congress

                                       21

Capital Partners, L.P.) and Triumph III Investors, L.P. See "Certain
Relationships and Related Transactions--Conversion of Series A Preferred Stock"
for a description of certain transactions between our company and Triumph
Partners III, L.P. (which has changed its name to Washington & Congress Capital
Partners, L.P.).

                          REPORT OF THE AUDIT COMMITTEE

                  The information contained in this report shall not be deemed
"soliciting material" or to be "filed" with the Securities and Exchange
Commission or subject to the liabilities of Section 18 of the Securities
Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the
Securities Exchange Act of 1934.

                  The Audit Committee consists of Messrs. Macfarlane, Palladino and Peris.

                  The Audit Committee is appointed by the Board to assist the
Board in monitoring (a) the integrity of the financial statements of our company, (b) the independence and qualifications of our company's independent auditors, and (c) the performance of our company's independent auditors and internal audit functions. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended September 30, 2004, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

                  The Audit Committee hereby reports as follows:

                  1. The Audit Committee has reviewed and discussed with
management the audited consolidated financial statements of our company contained in our annual report on Form 10-K for our fiscal year ended September
30, 2004.

                  2. The Audit Committee has discussed with Deloitte & Touche
LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). SAS 61 includes, among other items, matters related to the conduct of the audit of financial statements.

                  3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards
Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence from our company.

                  4. Based on the review and discussion referred to in
paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of our company be included in our annual report on Form 10-K for our fiscal year ended
September 30, 2004 for filing with the Securities and Exchange Commission.

                  The undersigned members of the Audit Committee have submitted this report to the board of directors.

                                       22

                                       The Audit Committee:
                                             David J. Macfarlane
                                             Wayne Palladino
                                             Jeffrey S. Peris

                                       23

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONVERSION OF SERIES A PREFERRED STOCK

                  In July 2004, upon the consummation of our public offering of shares of our common stock, all of the holders of our Series A preferred stock converted their shares into shares of our common stock, on a one-for-one basis.
We paid to such holders, in addition to the accrued and unpaid dividends on their shares of Series A preferred stock, a conversion fee of $0.26165 per share. The holders of Series A preferred stock who are affiliates of our company and who converted their shares of Series A preferred stock into shares of our common stock, together with their holdings of Series A preferred stock, the amount of the accrued and unpaid dividends that we paid them and the amount of the conversion fee that we paid them, are set forth below.

   ---------------------------- ------------------------------- ---------------------- -----------------------
                                        Number of Shares of          Accrued and
                                     Series A Preferred Stock          Unpaid
              Name                            Held                    Dividends            Conversion Fee
   ---------------------------- ------------------------------- ---------------------- -----------------------

   Aitken (English) Company
   Limited(1)                               87,200                     $82,874                $22,816
   ---------------------------- ------------------------------- ---------------------- -----------------------
   Timothy M. Aitken                        87,200                     $82,874                $22,816
   ---------------------------- ------------------------------- ---------------------- -----------------------
   Sarah L. Eames                           21,580                     $20,509                 $5,647
   ---------------------------- ------------------------------- ---------------------- -----------------------
   Charles F. Murphy                        17,440                     $16,575                 $4,563
   ---------------------------- ------------------------------- ---------------------- -----------------------
   Orion Nominees Limited(2)                17,440                     $16,575                 $4,563
   ---------------------------- ------------------------------- ---------------------- -----------------------
   Wayne Palladino                           5,232                      $4,972                 $1,369
   ---------------------------- ------------------------------- ---------------------- -----------------------
   Washington & Congress
   Capital Partners, L.P.(3)              6,547,674                  $6,222,821              $1,713,217
   ---------------------------- ------------------------------- ---------------------- -----------------------

         (1)      Aitken (English) Company Limited is an affiliate of Timothy M.
                  Aitken.

         (2)      Orion Nominees Limited is an affiliate of G. Richard Green.

         (3)      Does not include 79,526 shares of Series A preferred stock held by Triumph III Investors, L.P. or the conversion fee
                  payable to Triumph III Investors, L.P.

OTHER TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

                  On December 2, 2003, Mr. Aitken and Ms. Eames repaid in full the principal amount of and accrued interest on the promissory notes issued by them to our company in connection with the Reorganization in 2002. The principal and accrued interest repaid aggregated $590,500 and $418,718, respectively. The loans were repaid by delivery to us of 103,596 and 73,459 shares of common stock held by Mr. Aitken and Ms. Eames, respectively, valued at $5.70 per share, the closing price on the day prior to the repayment date. We agreed to

                                       24

reimburse Mr. Aitken and Ms. Eames for the taxes incurred by them on the disposition of the shares to our company, which were $83,395 and $51,421, respectively. See "Executive Compensation--The Bonus Share Issuance and Related
Transactions."

                  Our board of directors, upon the recommendation of our
Compensation Committee, awarded Mr. Aitken, effective December 2, 2003, 350,000 options to acquire common stock, vesting immediately and exercisable at a price of $5.70 per share, and, on November 25, 2003, a cash bonus of $400,000. Our board of directors, also upon the recommendation of our Compensation Committee, awarded Ms. Eames, effective December 2, 2003, 300,000 options to acquire common stock, vesting immediately and exercisable at a price of $5.70 per share, and, on November 25, 2003, a cash bonus of $300,000. See "Executive
Compensation--Summary Compensation Table."

                  In November 2004, Ms. Eames stepped down as chief executive officer, president and chief operating officer of our company and assumed the office of executive vice president. In connection therewith, Ms. Eames and our company modified her employment agreement, as described elsewhere herein (see
"Executive Compensation-- Employment Agreements; Termination of Employment and
Change-in-Control Arrangements"), and our board of directors, upon the recommendation of the Compensation Committee, granted her special compensation of $1 million for past services rendered to our company.

                  In November 2004, Mr. Aitken assumed the office of chief
executive officer of our company. At such time, our board of directors, upon the recommendation of the Compensation Committee, awarded Mr. Aitken a bonus of
$50,000 for past services to our company.

                  In March 2005, the board awarded the following number of
options to the following executive officers and directors of our company: (1)
Charles Murphy - 27,000 options; (2) G. Richard Green - 12,000 options: (3)
David J. Macfarlane - 12,000 options; (4) Wayne Palladino - 12,000 options; and
(5) Jeffrey S. Peris - 12,000 options. The options, which have an exercise price of $6.20, vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten-year term. The options were granted under our 2002 Stock Option Plan.

                                       25

                PROPOSAL II: RATIFICATION OF INDEPENDENT AUDITORS

                  The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2005. The shareholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

                  Our board of directors recommends that shareholders vote FOR the ratification of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2005.

                  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions.
Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders that they deem appropriate.

CHANGE OF ACCOUNTANTS

                  On April 10, 2003, we dismissed Ernst & Young LLP, an
independent registered public accounting firm, as our auditors and, on April 10,
2003, we engaged Deloitte & Touche LLP, an independent registered public accounting firm, as our auditors. The decision to change auditors was approved by our Audit Committee and our board of directors.

                  The reports of Ernst & Young LLP on our financial statements for the fiscal years ended September 30, 2001 and September 30, 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  In connection with Ernst & Young LLP's audits of our financial statements for the fiscal years ended September 20, 2001 and September 30, 2002, and during the subsequent interim period preceding April 10, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused
Ernst & Young LLP to make reference thereto in its reports on our financial statements for such periods.

                  During our fiscal years ended September 30, 2001 and September
30, 2002, and during the subsequent interim period preceding April 10, 2003, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v)
of Regulation S-K promulgated by the Securities and Exchange Commission)
involving Ernst & Young LLP.

                  During our fiscal years ended September 30, 2001 and September
30, 2002, and during the subsequent interim period preceding April 10, 2003, neither we nor anyone acting on our behalf consulted Deloitte & Touche LLP regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.

AUDIT AND OTHER FEES DURING FISCAL 2003 AND FISCAL 2004

                  The following table sets forth the fees we paid in respect of our fiscal years ended September 30, 2003 and September 30, 2004 for various audit and other services provided to us by our auditors, Deloitte & Touche LLP.

                                       26

                                          Fiscal 2003        Fiscal 2004
                                          -----------        -----------
   Audit fees......................         $650,497         $1,170,519

   Audit-related fees..............           60,022            111,137

   Tax fees........................          439,294            442,966

   All other fees..................               --                 --

                  Audit services included the audit of our annual financial
statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit services also included services that were provided in connection with regulatory filings, including the issuance of comfort letters and consents related to SEC filings and securities offerings.

                  Audit-related services are assurance and related services that are related to the performance of the audit or review of our financial statements. These services principally consisted of work performed in connection with audits of our 401(k) plan and fees associated with compliance matters related to acquisitions.

                  Tax services consisted of the preparation and/or review of, and consultations with respect to, federal, state, local and international tax returns.

PRE-APPROVAL POLICY

                  The charter of the Audit Committee was revised and restated by the board of directors on February 12, 2004. At such time, the charter of the
Audit Committee was revised to implement a pre-approval policy for the provision of audit and non-audit services. Pursuant to the provisions of its charter, the
Audit Committee pre-approves all auditing services and permitted audit-related services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to a de minimus exception for non-audit services that are permitted by the Securities Exchange Act of 1934 and that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such a subcommittee to grant pre-approvals shall be presented to the full Audit
Committee at its next scheduled meeting.

                  None of the audit-related services, tax services or other
services described above under "Audit and Other Fees During Fiscal 2002 and
Fiscal 2003" were approved by the Audit Committee after the fact in reliance upon the de minimus exception.

                                       27

                           OUR COMPARATIVE PERFORMANCE

                  The Securities and Exchange Commission requires us to present a chart comparing the cumulative total shareholder return on our common stock during our last five fiscal years with the cumulative total shareholder return of (1) broad equity market index, and (2) a published industry index or peer group. From 1992 until April 29, 1999, and from February 23, 2004 to the present, our common stock traded on the Nasdaq National Market. From April 30,
1999 until February 20, 2004, our common stock traded on the American Stock
Exchange.

                  The graphs on the following pages have been prepared for us by
The Center for Research in Security Prices ("CRSP").

                  The first graph compares the performance of our common stock for the period from October 1, 1999 to September 30, 2004 with (1) the CRSP
Total Returns Index for the Nasdaq Stock Market (US Companies), and (2) the CRSP
Total Returns Index for Nasdaq Health Services Stocks (US and Foreign
Companies). The Total Returns Index for the Nasdaq Stock Market (US Companies)
measures the performance of all US companies listed on Nasdaq. The CRSP Total
Returns Index for Nasdaq Health Services Stocks (US and Foreign Companies)
measures the performance of all US and foreign companies listed on Nasdaq whose
Standard Industry Classification ("SIC") Codes are 8000-8099.

                  The second graph compares the performance of our common stock for the period from October 1, 1999 to September 30, 2004 with (1) the CRSP
Total Returns Index for the AMEX Stock Market (US Companies) and (2) the CRSP
Total Returns Index for AMEX Health Services Stocks (US Companies). The CRSP
Total Returns Index for the AMEX Stock Market (US Companies) measures the performance of all US companies listed on AMEX. The CRSP Total Returns Index for
AMEX Health Services Stocks (US Companies) measures the performance of all US companies listed on AMEX whose SIC Codes are 8000-8099.

                  The graphs assume that $100 was invested on September 30, 1999 in our common stock and each group of companies whose securities comprise the various indices against which we are being compared and that all dividends, if any, have been reinvested.

                  The information contained in this section of the Proxy
Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

                                       28

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                      ALLIED HEALTHCARE INTERNATIONAL INC.

                                  [LINE CHART]
                                [GRAPHIC OMITTED]

----------------------------------------------------------------------------------------------------------------------------
                                                            LEGEND
Symbol                      CRSP Total Returns Index for:          09/1999  09/2000    09/2001   09/2001   09/2003   09/2004
------                      ----------------------------           -------  -------    -------   -------   -------   -------

____________ (square)       Allied Healthcare International Inc.     100.0     68.8      147.5     262.5     196.0     276.5

----- --- --- *             Nasdaq Stock Market (US                  100.0    133.0       54.4      42.8      65.2      69.3
                            Companies)

--------------- (triangle)  Nasdaq Health Services Stocks (US        100.0    116.0      142.5     128.8     173.0     202.2
                            & Foreign Companies)

Notes       A.   The lines represent monthly index levels derived from
                 compounded daily returns that include all dividends

            B.   The indexes are reweighted daily, using the market
                 capitalization on the previous trading days.

            C.   If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

            D.   The index level for all series was set to $100.00 on
                 09/30/1999.
----------------------------------------------------------------------------------------------------------------------------

                                       29

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                      ALLIED HEALTHCARE INTERNATIONAL INC.

                                  [LINE CHART]
                               [GRAPHIC OMITTED]

----------------------------------------------------------------------------------------------------------------------------
                                                            LEGEND
Symbol                      CRSP Total Returns Index for:          09/1999  09/2000    09/2001   09/2001   09/2003   09/2004
------                      ----------------------------           -------  -------    -------   -------   -------   -------

____________ (square)       Allied Healthcare International Inc.     100.0     68.8      147.5     262.5     196.0     276.5

----- --- --- *             AMEX Stock Market (US Companies)         100.0    123.2       89.0      78.3     100.4     116.3

--------------- (triangle)  AMEX Health Services Stocks (US          100.0     86.6       62.1      49.2      48.3      63.3
                            Companies)

NOTES       A.   The lines represent monthly index levels derived from
                 compounded daily returns that include all dividends

            B.   The indexes are reweighted daily, using the market
                 capitalization on the previous trading days.

            C.   If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

            D.   The index level for all series was set to $100.00 on
                 09/30/1999.
----------------------------------------------------------------------------------------------------------------------------

                                       30

                                  OTHER MATTERS

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                  The board of directors knows of no other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgement on such matters.

SOLICITATION OF PROXIES

                  We will bear the cost of solicitation of proxies from our
shareholders. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies personally. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder promulgated by the Securities and Exchange Commission require the reporting of ownership of and transactions in our equity securities by our directors, certain of our officers and shareholders who beneficially own more than 10% of our common stock (collectively, the "Reporting Persons"). Section
16(a) and the rules thereunder require the Reporting Persons to report initial statements of ownership of our equity securities on Form 3 and changes in ownership of our equity securities on Form 4 or Form 5. Based solely on a review of these reports received by us from the Reporting Persons and written representations from our directors and officers that no Forms 5 were required to be filed by them in respect of our fiscal year ended September 30, 2004, we believe that no Reporting Person failed to file a Section 16 report on a timely basis during our fiscal year ended September 30, 2004, other than Timothy M.
Aitken, who filed one Form 4 late. The Form 4 reported one transaction in our equity securities.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

                  In order for a shareholder proposal submitted pursuant to Rule
14a-8 under the Securities and Exchange Act of 1934 to be included in the proxy statement relating to our next annual meeting of shareholders, it must be received by us at our principal executive offices, 555 Madison Avenue, New York,
New York 10022 (Attn.: Secretary), no later than December 21, 2005.

                  If a shareholder intends to present a proposal for
consideration at out next annual meeting of shareholders outside the processes of Rule 14a-8, we must receive notice of such proposal at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.:
Secretary) no later than March 6, 2006, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Securities and Exchange Act of 1934 and our proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in our proxy materials.

                                       31

                  The deadlines above are calculated by reference to the mailing date of the proxy materials for this year's Annual Meeting. If the date of next year's annual meeting changes by more than 30 days (i.e., it is held earlier than April 10, 2006 or later than June 9, 2006), we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 of Part II in our earliest possible Quarterly
Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of such change and the new deadlines.

FORM 10-K OF THE COMPANY

                  A copy of our Annual Report for our year ended September 30,
2004 is enclosed with this Proxy Statement. The Annual Report consists of a letter to shareholders from our chairman and chief executive officer and the full text of our annual report on Form 10-K, including the financial statements and the financial statement schedules, but excluding exhibits, for our fiscal year ended September 30, 2004.

                  We will provide, without charge, to any of our shareholders who so request, additional copies of our Annual Report, including the Form 10-K that constitutes a part thereof, for our fiscal year ended September 30, 2004.
Shareholders who wish to receive an additional copy of such Annual Report should send their requests to us at 555 Madison Avenue, New York, New York 10022
(Attn.: Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.

                                        By Order of the Board of Directors

                                        LESLIE J. LEVINSON
                                        Secretary
New York, New York
April 19, 2005

                  THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE
ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR
PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.
SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN
THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR
SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO
VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING
UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD
HOLDER.

                                       32

PROXY CARD FOR COMMON STOCK

                      ALLIED HEALTHCARE INTERNATIONAL INC.

                                  COMMON STOCK

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2005

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Allied Healthcare International Inc.
(the "Company") hereby appoints each of Timothy M. Aitken, Sarah L. Eames and
Marvet Abbassi, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the
Company, to be held at the offices of Brown Raysman Millstein Felder & Steiner
LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 on May 10, 2005 at
10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND IN
THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY
PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS
THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF
ANNUAL MEETING AND PROXY STATEMENT, EACH DATED APRIL 19, 2005, AND THE ANNUAL
REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                      ALLIED HEALTHCARE INTERNATIONAL INC.

                                  May 10, 2005

                                  Common Stock

 Please date, sign and mail your proxy card in the envelope provided as soon as possible

------------------------------------------------------------------------------------------------------------------------------------
                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
------------------------------------------------------------------------------------------------------------------------------------

1.  Election of Directors                                       2.  Ratification of the appointment by       FOR  AGAINST  ABSTAIN
                                     Nominees                       the Company's Audit Committee of
                                                                    Deloitte & Touche LLP as the             [ ]    [ ]      [ ]
[ ]      FOR ALL NOMINEES            o TIMOTHY M. AITKEN            Company's independent auditors for
                                     o SARAH L. EAMES               the fiscal year ending September 30,
[ ]      WITHHOLD AUTHORITY          o G. RICHARD GREEN             2005.
         FOR ALL NOMINEES            o DAVID MACFARLANE
                                     o WAYNE PALLADINO
[ ]      FOR ALL EXCEPT              o JEFFREY S. PERIS
         (See Instructions below)    o SCOTT A. SHAY

INSTRUCTIONS:    To withhold authority to vote for any          3.  In their discretion, the above named proxies are authorized to
                 individual nominee(s), mark "FOR ALL               vote in accordance with their own judgment on such other
                 EXCEPT" and fill in the circle next to             business as may properly come before the Annual Meeting.
                 each nominee you wish to withhold, as
                 shown here: o
--------------------------------------------------------------  The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy
                                                                Statement, each dated April 19, 2005, and the Annual Report of the
                                                                Company for the fiscal year ended September 30, 2004. The
                                                                undersigned hereby revokes any proxy or proxies heretofore given.

                                                                PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED
                                                                AS SOON AS POSSIBLE.
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To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered    [ ]
name(s) on the account may not be submitted via this method.
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Signature of Shareholder:                              Date:              Signature of Shareholder:                Date:
                         -----------------------------      -------------                         --------------        ----------

      NOTE:  Please sign exactly as your name or names appear on this Proxy.
             When shares are hold jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in
             partnership name by authorized person.